EXHIBIT 10.19

AMENDMENT NO. 1

This Amendment No. 1 to that certain employment agreement dated as of January 1, 2002, by Domino’s Pizza LLC, a Michigan limited liability corporation (the “Company”) and J. Patrick Doyle (the “Executive”) (the “Agreement”) is dated as of October 4, 2004.

WHEREAS, the parties wish to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Agreement, the parties here to agree as follows;

1.         The second Recital and Section 3.1 shall be amended to delete references to “Executive Vice President of International” and replace it with “Executive Vice President, Domino’s Pizza Inc., Leader –Team USA.”

2.         Section 4.1 of the Agreement is hereby deleted in its entirety and shall be replaced with the following:

“Base Salary. The Company shall pay the Executive a base salary at the rate of Two Hundred Ninety Thousand Dollars ($290,000) per year, payable in accordance with the payroll practices of the Company for its executives and subject to such increases as the Board of Directors of the Company or the Compensation Committee (the “Board”) in its sole discretion may determine from time to time (the “Base Salary”).”

3.         All capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

4.         Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed is Amendment as of the 4th day of October 2004.

THE COMPANY:	DOMINO’S PIZZA, LLC

	By:	/s/ David A. Brandon
Name: David A. Brandon
Title: Chairman

THE EXECUTIVE:	By:	/s/ J. Patrick Doyle
Name: J. Patrick Doyle